UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

PIERIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Franklin Street, 26th Floor	02110
Boston, MA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 857-246-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIRS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, Pieris Pharmaceuticals GmbH ("Pieris GmbH"), a wholly owned subsidiary of Pieris Pharmaceuticals, Inc. (the "Company"), entered into a lease agreement with Hallbergmoos Grundvermögen GmbH (“Lessor”) on October 24, 2018, which was subsequently amended on May 21, 2019, February 13, 2020 and May 19, 2020 (collectively, the "Lease Agreement"). Pursuant to the Lease Agreement, Pieris GmbH agreed to lease approximately 105,000 square feet of office and laboratory space in Hallbergmoos, Germany (“Leased Property”) for an initial rental term of 12.5 years. As of September 30, 2023, the remaining lease payments under the Lease (excluding operating costs and estimated German consumer price index increases) through the end of the term of the lease totaled approximately $18.4 million, as well as an estimated additional $3.9 million (excluding operating costs and estimated German consumer price index increases) in amounts that were to be paid from October 2024 through the end of the lease term for the lease expansion that was expected to commence in October 2024.

On December 15, 2023, as part of the Company’s strategic process and continuing efforts to reduce operating expenses, Pieris GmbH and the Lessor entered into an amendment to the Lease Agreement pursuant to which Pieris GmbH terminated the Lease Agreement ("Lease Termination Agreement"). Under the terms of the Lease Termination Agreement, the Lease Agreement will terminate on December 31, 2023 ("Lease Termination Date"). On or before the Lease Termination Date, Pieris GmbH is obligated to vacate and surrender the Leased Property, including all leasehold improvements made to the Leased Property as well as certain furnishings and equipment. Pieris will retain all lab equipment and other remaining furnishings in the leased property. Following the Lease Termination Date, Pieris GmbH has the right, at no additional cost except for utility expenses, to use a limited area of the Leased Property until June 30, 2024. As consideration for the Lessor’s agreement to terminate the Lease Agreement, Pieris GmbH has agreed to pay a fee of approximately €9.7 million and will be entitled to a return of its security deposit made under the Lease Agreement.

The foregoing is only a summary of the material terms of the Lease Termination Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Lease Termination Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: December 21, 2023	/s/ Tom Bures
Tom Bures
Chief Financial Officer